Exhibit 21
TITAN INTERNATIONAL, INC.
SUBSIDIARIES

Jurisdiction of
Name	Incorporation

Titan Tire Corporation	Illinois

Titan Tire Corporation of Freeport	Illinois

Titan Tire Corporation of Bryan	Ohio

Titan Tire Corporation of Union City	Tennessee

Titan Wheel Corporation of Illinois	Illinois

Titan Pneus Do Brasil Ltda	Brazil

Titan Europe Plc	United Kingdom

Titan Steel Wheels Ltd	United Kingdom

Intertractor America Corporation	Delaware

Piezas Y Rodajes SA	Spain

Titan Intertractor GMBH	Germany

ITM Latin America Industria De Pecas Para Tractores Ltda	Brazil

Titan Italia Spa	Italy

Italtractor ITM S.p.A.	Italy

Titan ITM Holding S.p.A.	Italy

Voltyre-Prom	Russian Federation

Titan Tire Russia B.V.	Netherlands

TMSA Holdings PTY Ltd	Australia

Titan National (Australia) Holdings PTY Ltd	Australia

Titan International, Inc.	Illinois

Titan Marketing Services, Inc.	Illinois

Titan Investment Corporation	Illinois

Titan International SCS	Luxembourg

Titan Luxembourg Holding SARL	Luxembourg

Titan International Bermuda LP	Bermuda

Titan Luxembourg, SARL	Luxembourg